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                                                                      Exhibit II

Agreement and Irrevocable Proxy by Gordon A. Cain to William A. McMinn dated May 7, 1998.

                         AGREEMENT AND IRREVOCABLE PROXY

     AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of May 7, 1998, by and between Gordon A. Cain (the "Cain") and William A. McMinn ("McMinn").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Lexicon Genetics Incorporated (the "Company") is entering into that certain Series A Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company will issue and sell up to 4,244,644 shares of its Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), to a group of investors led by the funds managed by Patricof & Company Ventures, Inc. and Apax Partners & Co. Ventures Ltd. (the "Investors"); and

     WHEREAS, Cain holds shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

     WHEREAS, Cain and the Company's other stockholders are parties to that certain Stockholders Agreement dated September 14, 1995, and will, together with the Investors, be party to that certain Amended and Restated Stockholders Agreement (the "Stockholders Agreement") dated of even date herewith and to that certain Amended and Restated Registration Rights Agreement dated of even date herewith (the "Registration Rights Agreement"); and

     WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Investors have requested that Cain grant McMinn an irrevocable proxy (the "Proxy") with respect to the shares of Common Stock owned by Cain, on the terms and subject to the conditions hereof.

     NOW, THEREFORE, in order to induce the Investors to enter into the Purchase Agreement and in consideration of the representations, warranties, covenants and agreements set forth herein and in the Purchase Agreement (including the benefits that the parties expect to derive from the Purchase Agreement), and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by the parties, the parties agree as follows:

     1. Cain hereby revokes all previous proxies granted with respect to any shares of the Company's Common Stock owned by the Cain.

     2. Cain hereby irrevocably makes, constitutes and appoints McMinn, individually, as his true and lawful proxy and attorney-in-fact, with full power of substitution, for, on behalf of, and in the name, place and stead of Cain, to attend any and all meetings of the stockholders of the Company and any adjournments or postponements thereof, to execute any and all written consents of stockholders of the Company, and to vote all shares of Company Common Stock and all shares of any other class of capital stock of the Company presently or at any future time

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owned beneficially or of record by Cain, including any and all securities having voting rights issued or issuable in respect thereof, which Cain is entitled to vote (all of the foregoing being collectively referred to as the "Shares"), and to represent and otherwise act as Cain could act, in the same manner and with the same effect as if Cain were personally present, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or postponement thereof (a "Meeting"), or pursuant to any written consent in lieu of meeting or otherwise; provided, however, that the Proxy hereby granted to McMinn shall be exercisable by McMinn solely in the event of (i) Cain's incapacity (mental, physical or otherwise) to give any such vote or consent, or
(ii) Cain's death. McMinn is hereby authorized to vote the Shares in accordance with the terms of this Agreement.

     3. Cain hereby covenants and agrees that Cain will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to any of the Shares, or deposit any of the Shares into a voting trust or enter into a voting agreement (except for the Stockholders Agreement) or arrangement with respect to any of the Shares unless and until Cain shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Shares) reasonably necessary to ensure that such Shares shall at all times be subject to all the restrictions, covenants and limitation imposed by this Agreement.

     4. Cain represents and warrants to McMinn that, except as disclosed in
Schedule 1 attached hereto:

          (a) Cain has full power and authority to enter into this Agreement and to grant the Proxy, and to perform Cain's obligations hereunder;

          (b) this Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Cain;

          (c) as of the date hereof, the Shares consist of that number of shares of Company Common Stock owned of record by Cain which is set forth opposite the name of Cain on the signature page hereof;

          (d) the Shares are all of the securities of the Company owned of record by Cain on the date hereof;

          (e) Cain owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever;

          (f) Cain has the present power and right to vote all of the Shares;

          (g) except as provided herein, Cain has not (i) granted any proxy, power-of-attorney or other authorization or interest with respect to any of such Shares, (ii) deposited any of the Shares into a voting trust or (iii) entered into any voting agreement or other arrangement with respect to the voting of any of the Shares other than the Stockholders Agreement; and

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          (h) the execution and delivery of this Agreement by Cain and the consummation by Cain of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority.

     5. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     6. The terms and provisions of this Agreement shall be binding on, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties. This Agreement and the rights hereunder may not be assigned or transferred by McMinn, except with the prior written consent of Cain.

     7. This Agreement shall terminate on (i) the distribution of such Shares to a donee or purchaser during Cain's lifetime, or (ii) the distribution of such Shares to the heirs or devisees of Cain following Cain's death; provided, however, that this Agreement shall remain in full force and effect with respect to any of the Shares not distributed as described in either of the foregoing subsections.

     8. Cain acknowledges that the Investors will enter into the Purchase Agreement in reliance on this Agreement, including the Proxy, and that the Proxy is granted in consideration for the execution and delivery of the Purchase Agreement by the Investors. CAIN AGREES THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND, EXCEPT AS PROVIDED IN PARAGRAPH 7 ABOVE, SHALL NOT BE REVOCABLE OR TERMINATED BY ANY ACT OF CAIN, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS. ALL POWER AND AUTHORITY HEREBY SHALL NOT BE TERMINATED BY ANY ACT OF CAIN OR BY OPERATION OF LAW, BY LACK OF APPROPRIATE POWER OR AUTHORITY, OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS AND SHALL BE BINDING UPON ALL BENEFICIARIES, HEIRS AT LAW, LEGATEES, DISTRIBUTEES, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES OF CAIN (AS PROVIDED ABOVE). IF AFTER THE EXECUTION OF THIS AGREEMENT, CAIN SHALL CEASE TO HAVE APPROPRIATE POWER OR AUTHORITY, OR IF ANY OTHER SUCH EVENT OR EVENTS SHALL OCCUR, MCMINN IS NEVERTHELESS AUTHORIZED AND DIRECTED TO VOTE THE SHARES IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AS IF SUCH LACK OF APPROPRIATE POWER OR AUTHORITY OR OTHER EVENT OR EVENTS HAD NOT OCCURRED AND REGARDLESS OF NOTICE THEREOF.

     9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will result in irreparable harm to the other and will not be compensated by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to each party for any breach of any agreement, covenant or representation of the other party hereunder.

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     10. Cain will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Investors or McMinn to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

     11. If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

     12. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

     13. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     14. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision. No provision of this Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted such provision.

     15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, Cain and McMinn have duly executed this Agreement or caused this Agreement to be duly executed as of the date first written above.

Number of Shares:

5,230,000                                  /s/ GORDON A. CAIN
                                           -------------------------------------
                                           Gordon A. Cain

                                           /s/ WILLIAM A. MCMINN
                                           -------------------------------------
                                           William A. McMinn

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                                   SCHEDULE 1

     Amended and Restated Stockholders Agreement dated May 7, 1998, among the Company's stockholders.